SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 28, 2004

                              XYBERNAUT CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


        Delaware                        0-15086                   54-1799851
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(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
        of Incorporation)                                    Identification No.)


           12701 Fair Lakes Circle,
              Fairfax, Virginia                                         22033
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(Address of Principal Executive Offices)                              (Zip Code)


 (Registrant's telephone number, including area code):   (703) 631-6925



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events and Required FD Disclosure
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         Effective  July 23, 2004,  Xybernaut  Corporation  (the  "Company") and
ViewSonic Corporation, a Delaware corporation ("ViewSonic") entered into a Settlement and License Agreement, which settled the action brought by the Company against ViewSonic in the Eastern District Court for the Eastern District of Virginia, in which the Company alleged that ViewSonic had infringed and was infringing the Company's U.S. Patent Number 6,421,232 B2 (the "232 Patent").

         Pursuant to the Settlement and License Agreement, ViewSonic has paid to the Company the amount of $237,500 in exchange for the grant of a non-exclusive license to ViewSonic to make, use, sell, export, import or dispose of articles covered by the 232 Patent and the continuations, extensions and renewals thereof.

         Pursuant to the Settlement and License Agreement, ViewSonic and the Company have exchanged mutual releases and have agreed to dismiss the action.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 28, 2004                 XYBERNAUT CORPORATION


                                       By:  /s/ Steven A. Newman
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                                                Steven A. Newman
                                                Vice Chairman, President,
                                                and Chief Operating Officer